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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 June 16, 1998



                           FAMILY GOLF CENTERS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                       0-25098                      11-3223246
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 (State or other                (Commission File               (IRS Employer
 jurisdiction of                     Number)                   Identification
  incorporation)                                                    No.)

                              538 Broadhollow Road
                            Melville, New York 11747
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                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                           area code: (516) 694-1666



                              225 Broadhollow Road
                               Melville, NY 11747
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                 (Former Address, if changed since last report)

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         Item 5.  Other Events.

         On June 16, 1998, Family Golf Centers, Inc. (the "Company") entered into a Stock Purchase Agreement (together with any and all amendments the "Purchase Agreement") pursuant to which the Company will acquire all of the outstanding stock of Golden Bear Golf Centers, Inc. ("Golden Bear"). The Company believes that Golden Bear is the third largest operator of golf driving ranges in North America, with 14 golf centers in California, Florida, Maryland, Michigan, New Jersey, New York, Ohio, Oregon, Pennsylvania and Texas. Golden Bear is currently a wholly-owned subsidiary of Golden Bear Golf, Inc., a publicly traded company.

         Pursuant to the terms of the Purchase Agreement, the Company will pay approximately $32.0 million in cash, less Golden's Bear's indebtedness and capital leases as of the closing date, and subject to certain post-closing adjustments, for Golden Bear. The consummation of the transaction is subject to a number of conditions, including receipt of certain regulatory approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of
1976) and receipt of certain consents (including landlord's consents). If the Purchase Agreement is terminated due to Golden Bear's pursuit of an Alternative Proposal (as defined), the Company will be entitled to liquidated damages in the amount of $2.0 million plus certain expenses.

         If the Golden Bear acquisition is consummated, the Company and Golden Bear Golf, Inc. will enter into a license agreement (the "New License") pursuant to which the Company will operate its seven existing Golden Bear Golf Centers as well as the 14 acquired golf centers under the Golden Bear name.
The New License, which supersedes the existing license, will expire on December 31, 2008, unless the Company elects to terminate it on December 31, 2000. The New License is also subject to termination by the Licensor under certain circumstances. Pursuant to the New License, the Company will pay the Licensor $795,000 per year (based on 21 Golden Bear Golf Centers in operation), plus incentive compensation ranging from 1% to 3% on Adjusted Gross Revenues (as defined) in excess of $30.0 million a year, generated by the 21 centers. During the term of the New License, the Company will have the exclusive right to operate golf centers under the name Golden Bear within a 10-mile radius of the Company's Golden Bear Golf Centers.

         Based on information provided to the Company, the 14 golf centers generated approximately $15.0 million and $3.5 million in revenues for the year ended December 31, 1997 and quarter ended March 31, 1998 and experienced operating losses in both periods.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired:  Not applicable.

         (b)      Pro Forma Financial Information:  Not applicable

         (c)      Exhibits

                  No.      Exhibit
                  ---      -------
                  (2)      Stock Purchase Agreement, dated June 16,
                           1998, as amended, between the Company and Golden
                           Bear Golf, Inc., including exhibits but
                           excluding schedules.

                           (a)  Form of Escrow Agreement.

                           (b) Form of Sublicense Agreement for Golden Bear Golf Centers.

                           (c) Form of Visa Preference Program for Golden Bear Golf Centers.

                           (d)  Form of Independent Marketing Agreement.

                  (99) Text of press release issued by the Company, dated June 17, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 24, 1998.
                                    FAMILY GOLF CENTERS, INC.

                                    By: /s/ Pamela S. Charles
                                       ----------------------------------
                                        Pamela S. Charles,
                                        Vice President and Secretary



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                               INDEX TO EXHIBITS


       Exhibit    Description
       -------    -----------
         (2)      Stock Purchase Agreement, dated June 16, 1998, as amended, between the Company and Golden Bear Golf, Inc., including exhibits but excluding schedules.

                  (a)  Form of Escrow Agreement.

                  (b)  Form of Sublicense Agreement for Golden Bear
                       Golf Centers.

                  (c) Form of Visa Preference Program for Golden Bear Golf Centers.

                  (d)  Form of Independent Marketing Agreement.

         (99) Text of press release issued by the Company, dated June 17, 1998.


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